UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2008

XENACARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Florida	000-2836	20-3075747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

14000 Military Trail, Suite 104, Delray Beach, Florida 33484

(Address of principal executive offices, including zip code)

561-496-6676

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective November 20, 2008, XenaCare Holdings, Inc. (the “Registrant” or the “Company”) issued an aggregate of 619,800 shares of common stock of the Company pursuant to the conversion of 206,600 shares of Series B Convertible Preferred Stock which were held by a Series B Preferred shareholder. The Series B Preferred shares were initially issued on or about March 3, 2008 at a purchase price of $1.00 per share. Pursuant to the preferences and rights of the Series B Preferred Stock, each share of Series B Preferred Stock is convertible into three shares of common stock of the Company. The shares of common stock issued pursuant to the conversion were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”). Certificates representing such shares contain legends restricting their transfer absent registration or applicable exemption.

Effective November 20, 2008 the Company approved the issuance of an aggregate of 10,840,774 shares of common stock in consideration of the satisfaction of shareholder loans in the principal amount of $1,246,689. The issuances were pursuant to the terms of a settlement agreement with each shareholder. The shares were issued to a total of five shareholders of the Company, including Frank Rizzo, and adult family members or trusts for the benefit of minor children of Bobby Story and Steve Markley. The shares of common stock issued pursuant to the conversion were issued under the exemption from registration provided by Section 4(2) of the Act. Certificates representing such shares contain legends restricting their transfer absent registration or applicable exemption.

Effective November 20, 2008 the Company approved the issuance of an aggregate of 5,867,783 shares of common stock in consideration of the termination and settlement of three consulting agreements. The shares were valued at $0.115 per share. The issuances were pursuant to settlement and termination agreements with each consultant. The consultants include Bobby Story, Gary Spaniak, Sr. and Interactive Business development, LLC - Steve Markley. The shares of common stock were issued under the exemption from registration provided by Section 4(2) of the Act. Certificates representing such shares contain legends restricting their transfer absent registration or applicable exemption.

Following the conversion of the Series B preferred shares disclosed above, there are no outstanding shares of preferred stock in the Company except for 500,000 Series A preferred shares. As of the date of filing of this report, there are 43,331,695 shares of common stock of the Company issued and outstanding.

A copy of each settlement agreement and settlement and termination agreement is filed as an Exhibit to this Form 8-K. The description of the transactions contemplated by the agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Item 9.01 Financial Statements and Exhibits.

10.1

Conversion of Series “B.”

10.2

Settlement IBD

10.3

Settlement Spaniak

10.4

Settlement Story

10.5

Settlement Florida American

10.6

Settlement Florida Cartoons

10.7

Settlement Francine

10.8

Settlement Funny Bones

10.9

Settlement Momentum

10.10

Settlement Connied

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenaCare Holdings, Inc.

By:	/s/ Frank Rizzo
Name:	Frank Rizzo
Title:	President
Dated:	November 25, 2008

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